                              REINSURANCE AGREEMENT

                                     BETWEEN

                    METLIFE INVESTORS USA INSURANCE COMPANY

                                       AND

                        EXETER REASSURANCE COMPANY, LTD.

TABLE OF CONTENTS
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PREAMBLE                                                              3
ARTICLE I.     REINSURANCE DEFINITION                                 4
ARTICLE II.    REINSURANCE PREMIUMS                                   5
ARTICLE III.   ALLOWANCE                                              6
ARTICLE IV.    FUNDS WITHHELD ADJUSTMENT                              7
ARTICLE V.     INDEMNIFICATION FOR BENEFIT PAYMENTS                   8
ARTICLE VI.    RISK AND PROFIT CHARGE                                 9
ARTICLE VII.   EXPERIENCE REFUND                                     10
ARTICLE VIII.  ACCOUNTING AND SETTLEMENTS                            12
ARTICLE IX.    DURATION, RECAPTURE AND TERMINATION                   16
ARTICLE X.     TERMINAL ACCOUNTING AND SETTLEMENT                    18
ARTICLE XI.    THE CEDING COMPANY REPRESENTATIONS AND WARRANTIES     19
ARTICLE XII.   REINSURER REPRESENTATIONS AND WARRANTIES              20
ARTICLE XIII.  ARBITRATION                                           21
ARTICLE XIV.   INSOLVENCY                                            24
ARTICLE XV.    GENERAL PROVISIONS                                    26
ARTICLE XVI.   NON-ADMITTED REINSURANCE                              31
SCHEDULE A     POLICIES AND RISKS REINSURED                          36
SCHEDULE B     RESERVES                                              37
SCHEDULE C     FUNDS WITHHELD INVESTMENT CREDIT                      38
SCHEDULE D     ASSET PORTFOLIO                                       39
SCHEDULE E     ALLOWANCES                                            40
SCHEDULE F     QUARTERLY REPORT FORMAT                               41

PREAMBLE
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THIS REINSURANCE AGREEMENT (the "Agreement") is made and entered into as of April 1, 2010 ("Effective Date"), by and between MetLife Investors USA Insurance Company, a life insurance corporation domiciled in Delaware, (the "Ceding Company") and Exeter Reassurance Company, LTD. (the "Reinsurer").

THE BACKGROUND OF THIS AGREEMENT is that the Ceding Company wishes to cede one hundred percent (100%) quota share of the liabilities associated with Policies written under certain variable annuity contracts as described in Schedule A on a coinsurance with funds withheld basis and the Reinsurer, having reviewed materials provided by the Ceding Company relating to such block, wishes to accept the proposed cession on that basis.

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the parties agree as follows:

ARTICLE I. REINSURANCE DEFINITION
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1.   Policies and Risks Reinsured. In accordance with the terms and conditions
     ----------------------------
     hereof, the Ceding Company hereby cedes and the Reinsurer hereby accepts as indemnity reinsurance on a coinsurance with funds withheld basis, the quota share of the Ceding Company's liabilities under the policies (the "Policies") listed in Schedule A.

2.   Conditions. This reinsurance is subject to the same limitations and
     ----------
     conditions specified in the Policies, except as otherwise provided in this Agreement.

3.   Policy Changes. The Ceding Company must provide written notification to the
     --------------
     Reinsurer of any program to change the original terms or conditions of the Policies which would result in an increase in liabilities of more than two percent (2%) of all Policies not later than fifteen (15) days after the change takes effect. The Reinsurer shall provide written notification to the Ceding Company of the Reinsurer's acceptance or rejection of the change within fifteen (15) days after receipt of notice of the change. If the Reinsurer accepts any such change then it shall (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, that corresponds to the reinsured portion of the Policies, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, that corresponds to the reinsured portion of the Policies. If the Reinsurer rejects any such change then its liabilities shall be determined as though no such change had occurred.

4.   Reinstatements. If a Policy is reinstated while this Agreement is in force,
     --------------
     the reinsurance for such Policy shall be reinstated automatically and the Ceding Company shall pay the Reinsurer its quota share of all amounts received in connection with the reinstatement of the Policy.

5.   No Extracontractual Damages. The Reinsurer assumes no liability under this
     ---------------------------
     Agreement for any damages, fines, penalties, costs or expenses, or portion thereof, levied on or assessed against the Ceding Company by any court or regulatory body on the basis of negligence, oppression, malice, fraud, fault, wrongdoing or bad faith by the Ceding Company in connection with any claim or for any other act or omission, unless the Reinsurer shall have received prior notice of and shall have concurred prior to the actions taken or not taken by the Ceding Company that led to the levies or assessments, in which case, the Reinsurer shall pay its share of such levy or assessment.

ARTICLE II. REINSURANCE PREMIUMS
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1.   Initial Reinsurance Premium. As of the Effective Date, the Ceding Company
     ---------------------------
     shall pay to the Reinsurer an Initial Reinsurance Premium in an amount equal to the Reinsurer's quota share of the Account Value for all policies issued prior to and inforce as of the Effective Date.

2.   Reinsurance Premium. Each Accounting Period, the Ceding Company shall pay
     -------------------
     to the Reinsurer a "Reinsurance Premium" in an amount equal to the Reinsurer's quota share of the gross Policy premiums and deposits collected during the Accounting Period by the Ceding Company. The Reinsurance Premiums paid to the Reinsurer by the Ceding Company shall be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected by the Ceding Company.

ARTICLE III. ALLOWANCE
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1.   Initial Allowance. None.
     -----------------

2.   Allowance. The Reinsurer shall pay the Ceding Company "Allowances" for each
     ---------
     Accounting Period calculated as (a) plus (b) plus (c) as defined below:

     (a)  Ceding Allowance as described in Schedule E;
          ----------------

     (b)  Commission Allowance as described in Schedule E;
          --------------------

     (c)  Maintenance Expense Allowance as described in Schedule E.
          -----------------------------

3.   Expenses. The allowance for any expenses incurred in connection with the
     --------
     Policies is included in the Allowance described in Paragraph 1. This Allowance is sufficient to cover anticipated allocable renewal expenses incurred by the Ceding Company on the Policies reinsured. The Reinsurer shall not indemnify the Ceding Company for any other expenses incurred in connection with the Policies.

ARTICLE IV. FUNDS WITHHELD ADJUSTMENT
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1.   Funds Withheld Adjustment. The "Funds Withheld Adjustment" shall be
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     computed each Accounting Period equal to (a) minus (b) minus (c), in which:

          (a) equals the Funds Withheld Amount, as defined in Schedule B Paragraph 3, at the end of the current Accounting Period on the Policies;

          (b) equals the Funds Withheld Amount, as defined in Schedule B Paragraph 3, at the end of prior Accounting Period, on the Policies; and

          (c) equals the Funds Withheld Investment Credit, as described in Schedule C.

2. For any Accounting Period in which the amount computed in Paragraph 1 above is positive, the Reinsurer shall pay the Ceding Company such amount. For any Accounting Period in which the amount computed in Paragraph 1 above is negative, the Ceding Company shall pay the Reinsurer the absolute value of such amount.

3. In calculating a Terminal Accounting Settlement payment, the reference in paragraph 1(a) above to "the end of the current Accounting Period" refers to the Terminal Accounting Date as described in Article X, Paragraph 2

4.   Initial Funds Withheld Adjustment. Simultaneously with the payment of the
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     Initial Reinsurance Premium, as described in Article II Paragraph 2 by the Ceding Company, the Reinsurer will pay the Ceding Company an amount equal to the Funds Withheld Amount determined in accordance with Schedule B, Paragraph 3 determined on the Effective Date of this Agreement.

ARTICLE V. INDEMNIFICATION FOR BENEFIT PAYMENTS
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1.   Indemnification for Benefit Payments. The Reinsurer shall pay the Ceding
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     Company an "Indemnification for Benefit Payments" equal to the Reinsurer's quota share of the Benefit Payments defined in Paragraph 2.

2.   Benefit Payments. "Benefit Payments", as referred to in this Agreement,
     ----------------
     means the sum of the following items:

          (a) death benefits and other claims incurred by the Ceding Company in accordance with Policy terms;

          (b) surrender benefits and other fund withdrawals incurred by the Ceding Company in accordance with Policy terms.

3. The Reinsurer shall accept and recognize interest credited to Policies by the Ceding Company in accordance with Policy terms.

4.   Liability and Payment. The Reinsurer shall accept the decision of the
     ---------------------
     Ceding Company with respect to the determination and payment of Policy Benefit Payments. The Reinsurer shall pay the Indemnification for Benefit Payments in the mode of settlement under the Reinsured Policy.

ARTICLE VI. RISK AND PROFIT CHARGE
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1.   Risk and Profit Charge. The Ceding Company shall calculate a Risk and
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     Profit Charge in every Accounting Period beginning with the Accounting Period commencing on the Effective Date. The Risk and Profit Charge shall be calculated solely for the purpose of computing the Experience Refund defined in Article VII of the Agreement. The Risk and Profit Charge for each Accounting Period will be equal to the Reinsurer's quota share of the average aggregate account value for the Accounting Period multiplied by 1/4th of the basis point charge, as summarized in the table below:

                                                CHARGE
                                            (BASIS POINTS)
                                          -----------------
             Single Life                          99
             Joint Life                          114

ARTICLE VII. EXPERIENCE REFUND
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1.   General. For the period set forth in Paragraph 1, the Reinsurer will pay an
     -------
     Experience Refund to the Ceding Company equal to 100% of the Trial Experience Refund detailed in Paragraph 4 below at the end of each Accounting Period with respect to the reinsurance hereunder, if such Trial Experience Refund is positive for that Accounting Period. If the Trial Experience Refund is negative for the current Accounting Period, then the Experience Refund is set equal to zero and the absolute value of the negative amount will be carried forward and included in the Memorandum Account calculation as described in Article VIII, Paragraph 8, and will be offset against any future positive Trial Experience Refunds in accordance with item (iv) of part (b) of the formula detailed in Paragraph 4 below.

2.   Period. The Reinsurer will pay an Experience Refund, as calculated pursuant
     ------
     to the provisions of this Article, at the end of each Accounting Period until the Agreement is terminated .

3.   [Reserved]

4.   Trial Experience Refund. With respect to each Accounting Period, the "Trial
     -----------------------
     Experience Refund" will be equal to (a) minus (b), where:

     (a)  equals the sum of:

          (i) the Reinsurance Premium determined in accordance with Article II; and

          (ii)   the Funds Withheld Investment Credit as defined in Schedule C.

     (b)  equals the sum of:

          (i) the Reimbursement for Benefit Payments, determined in accordance with Article V;

          (ii)   the Allowance determined in accordance with Article III;

          (iii)  the Risk and Profit Charge determined in Accordance with
                 Article VI, Paragraph 1; and

          (iv) the GAAP Reserves (as defined in Schedule B) as of the end of the accounting period, minus the GAAP Reserves as of the end of the prior accounting period;

          (v) the balance of the Memorandum Account, as described in Article VIII, Paragraph 8, at the end of the preceding Accounting Period, with accrued interest thereon

ARTICLE VIII. ACCOUNTING AND SETTLEMENTS
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1.   Accounting Period. Each "Accounting Period" under this Agreement shall be
     -----------------
     quarterly, except that: (a) the initial Accounting Period runs from the Effective Date through the last day of the calendar quarter during which the date of this Agreement falls, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the Terminal Accounting Date of this Agreement, as described in Article X, Paragraph 1.

2.   Quarterly Accounting Reports. The Ceding Company shall submit quarterly
     ----------------------------
     accounting reports in a form substantially similar to that shown in Schedule F to the Reinsurer for each Accounting Period not later than thirty (30) days after the end of each Accounting Period. Such reports shall include information on the amount of the Reinsurance Premium, the Allowance, Benefit Payments, Funds Withheld Amount, Funds Withheld Investment Credit, and the book value of the Asset Portfolio. Additional information will be available upon request to the extent not unduly burdensome and to the extent reasonably required to administer the reinsurance.

3.   Quarterly Settlements.
     ---------------------

     (a) At the end of each Accounting Period, the Ceding Company shall pay the Reinsurer the sum of:

             (i) the Reinsurance Premium determined in accordance with Article II; and

             (ii) any Funds Withheld Adjustment payable to the Reinsurer determined in accordance with Article IV

     (b)  Simultaneously, the Reinsurer shall pay the Ceding Company the sum of:

             (i) the Indemnification for Benefit Payments, determined in accordance with Article V;

             (ii)  the Allowance determined in accordance with
                   Article III;

             (iii) any Funds Withheld Adjustment payable to the
                   Ceding Company determined in accordance with
                   Article IV; and

             (iv)  any positive experience refund.

4.   Amounts Due Quarterly. Except as otherwise specifically provided in this
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     Agreement, all amounts due to either the Ceding Company or the Reinsurer under this Agreement shall be determined on a net basis at the end of each Accounting Period. Net amounts due the Reinsurer shall be payable within sixty (60) days after the end of each Accounting Period. Net amounts due the Ceding Company shall be payable thirty (30) days after the receipt of the quarterly accounting report with respect to such Accounting Period.

5.   Estimations. If the amounts required in Paragraph 2 above cannot be
     -----------
     determined by the dates described in Paragraph 4 above, on an exact basis, such amounts shall be estimated in accordance with reasonable actuarial methods that shall approximate the actual amounts. Adjustments to payments based upon such estimates shall then be made to reflect actual amounts when such amounts become available.

6.   Delayed Payments. For purposes of Paragraph 4 above, if there is a delayed
     ----------------
     settlement of a payment due, interest shall be payable for the number of days from the due date through the date paid, at an annualized rate equal to the sum of (i) the three month London Interbank Offered Rate (LIBOR) as published by The Wall Street Journal at the end of the Accounting Period plus (ii) 250 basis points. Any interest due will be capitalized and the interest rate above will be recalculated at the end of each Accounting Period.

7.   Offset of Payments. All monies due either the Ceding Company or the
     ------------------
     Reinsurer under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.

8.   Memorandum Account. Should the settlement formula described in Paragraph 3
     ------------------
     above produce an amount due the Ceding Company, the Reinsurer will pay such amount (provided, however, that such amounts shall reflect experience refund amounts only when the experience refund amount is positive) in cash or its equivalent within thirty (30) days after the quarterly accounting report is received by the Reinsurer. Solely for the purpose of calculating Trial Experience Refunds, as defined herein, the Reinsurer will establish a "Memorandum Account" in which such amounts paid to the Ceding Company and all future such payments will accrue with interest at the Memorandum Account Rate described in Paragraph 10 below. The balance of the Memorandum Account at the beginning of any Accounting Period will equal absolute value of any negative Trial Experience Refund determined in accordance with
     Article VII, Paragraph 4, for the preceding Accounting Period. These losses, and accrued interest thereon, will be carried forward to subsequent Accounting Periods and will be a deduction item in the calculation of future Trial Experience Refunds in accordance with Article VII, Paragraph 4.

9.   Memorandum Account Rate. The Memorandum Account Rate at the end of each
     -----------------------
     Accounting period will be equal to the Funds Withheld Investment Earned Rate determined in accordance with Schedule C Paragraph 1, but not less than zero.

10.  DAC Tax.
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     A. The Parties are making a joint election under Treas. Reg.(s)1.848-2(g)(8) under which:

          1. The Party with the net positive consideration under this Agreement is required to capitalize specified policy acquisition expenses with respect to such Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code.

          2. This election shall be effective with the effective date of this Agreement.

          3. Each party shall attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective which identifies the Agreement for which this joint election under Treas. Reg.(s)1.848-2(g)(8) has been made.

     B. The Parties agree to exchange information pertaining to the amount of net consideration as determined under Treas. Reg.(s)1.848-2(f) for this Agreement to ensure consistency as to amount and timing or as is otherwise required by the Internal Revenue Service.

     C. The exchange of information described in section B above shall follow the procedures set forth below:

          1. the Ceding Company shall submit its calculation of the "net consideration" as defined under the above referenced regulation to the Reinsurer not later than April 1 for each and every tax year for which this Agreement is in effect;

          2. the Reinsurer may challenge such calculation within thirty (30) calendar days of receipt of the Ceding Company's calculation; and

          3. if the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach an agreement on an amount of net consideration, each party shall report the agreed upon amount in their respective tax returns for the preceding taxable year.

     D. The Parties represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code or Subpart F of Part III of Subchapter N of chapter 1 of the Internal Revenue Code.

ARTICLE IX. DURATION, RECAPTURE AND TERMINATION
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1.   Duration. Except as otherwise provided herein, this Agreement is unlimited
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     in duration.

2.   Automatic Acceptance of Reinsurance. The Reinsurer shall cover every Policy
     -----------------------------------
     issued by the Ceding Company prior to and inforce as of the Effective Date under plans of insurance described in Schedule A and the Reinsurer shall cover every policy issued by the Ceding Company on or after the Effective Date under plans of insurance described in Schedule A. The Reinsurer can, at its sole option, discontinue reinsurance of newly issued Policies subject to ninety (90) days prior written notice to the Ceding Company. The Ceding Company can, at its sole option, discontinue reinsurance of newly issued Policies subject to thirty (30) days prior written notice to the Reinsurer.

3.   Reinsurer's Liability. The liability of the Reinsurer with respect to any
     ---------------------
     Policy reinsured hereunder shall begin simultaneously with that of the Ceding Company, but not earlier than the Effective Date of this Agreement. The Reinsurer's liability with respect to any Policy reinsured hereunder shall terminate on the earliest of (i) the date such Policy is recaptured;
     (ii) the date the Ceding Company's liability on such Policy is terminated; or (iii) the date this Agreement is terminated. In no event shall this Paragraph be construed as providing a unilateral right of the Reinsurer to terminate this Agreement.

4.   Recapture. Reinsurance ceded to the Reinsurer hereunder may be recaptured
     ---------
     at the Ceding Company's option at any time following the first anniversary of the Reinsurance Agreement. The Ceding Company shall provide thirty (30) days advance notice prior to the effective date of recapture. Such recapture shall be subject to the payment of a Terminal Accounting and Settlement as described in Article X.

5.   Internal Replacements. Should the Ceding Company, its affiliates,
     ---------------------
     successors or assigns, initiate a "Program of Internal Replacement" that includes any of the Policies reinsured hereunder, the Ceding Company shall immediately notify the Reinsurer. All solicited replacement policies shall be treated as recaptured rather than surrendered. The Reinsurer may elect at its sole option to treat either all policies reinsured hereunder as recaptured or all policies of the issue year(s) in which policies were internally replaced as recaptured. Such recapture shall be subject to the payment of a Terminal Accounting and Settlement by the Ceding Company to the Reinsurer as described in Article X. For purposes of this Agreement, the term "Program of Internal Replacement" means any effort by the Ceding Company, its affiliates, successors or assigns generally to solicit replacements of Policies by which a Policy or any portion of the cash value of a Policy is exchanged for another policy or contract that is not reinsured under this Agreement; provided, however, that providing unsolicited replacements at the request of a Policy owner shall not be considered a Program of Internal Replacement.

6.   Termination for Nonpayment of Amounts Due. If the Ceding Company fails to
     -----------------------------------------
     pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement within ninety (90) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject to thirty (30) days prior written notice to the Ceding Company. If the Reinsurer fails to pay the Benefit Payments or any other amounts due to the Ceding Company pursuant to this Agreement, within sixty (60) days after the receipt of the Quarterly Accounting Report, the Ceding Company may terminate this Agreement, subject to thirty (30) days prior written notice to the Reinsurer. Such termination shall be subject to the payment of a Terminal Accounting and Settlement as described in Article X Paragraph 2.

ARTICLE X. TERMINAL ACCOUNTING AND SETTLEMENT
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1.   Terminal Accounting. A Terminal Accounting and Settlement shall take place
     -------------------
     if: (1) any reinsurance under this Agreement is recaptured in accordance with Article XIV Paragraph E; (2) any portion or percentage of all reinsurance under this Agreement is recaptured in accordance with Article IX, Paragraph 3; (3) the Policies are subject to a Program of Internal Replacement as described in Article IX, Paragraph 5; or (4) this Agreement is terminated.

2.   Terminal Accounting Date. A "Terminal Accounting Date" shall be the
     ------------------------
     earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement; (2) the effective date of termination pursuant to any notice of termination given under this Agreement; or (3) such other date mutually agreed in writing.

3.   Settlement. The Terminal Accounting and Settlement payment shall be
     ----------
     negotiated at time of recapture.

     If only a portion or a percentage of all of Policies is recaptured, then the Terminal Accounting and Settlement payment described above shall be made only with respect to the portion or percentage of such Policies recaptured.

4.   Supplementary Accounting and Settlement. In the event that, subsequent to
     ---------------------------------------
     the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting shall take place pursuant to Paragraph 2 above. Any amount owed to the Ceding Company or to any Reinsurer by reason of such supplementary accounting shall be paid within fifteen (15) days following the completion thereof.

ARTICLE XI. THE CEDING COMPANY REPRESENTATIONS AND WARRANTIES
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The Ceding Company represents and warrants, to the best of its knowledge, the following:

1.   Corporate Status. The Ceding Company is duly licensed, qualified or
     ----------------
     admitted to do business and is in good standing in all jurisdictions in which it is required to be so qualified, licensed or admitted to do business by the laws thereof.

2.   Authority. The Ceding Company has the full corporate power and authority to
     ---------
     carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Ceding Company. The Ceding Company shall at all times maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

ARTICLE XII. REINSURER REPRESENTATIONS AND WARRANTIES
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The Reinsurer represents and warrants, to the best of its knowledge, the following:

1.   Corporate Status. The Reinsurer is duly licensed, qualified or admitted to
     ----------------
     do exempt insurance business and is in good standing in Hamilton, Bermuda.

2.   Authority. The Reinsurer has the full corporate power and authority to
     ---------
     carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Reinsurer. The Reinsurer shall at all times maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

3.   License Status. The Reinsurer is not an authorized insurer or accredited
     --------------
     reinsurer in Delaware. The Reinsurer shall notify the Ceding Company within five (5) days after the date of any change in its status.

ARTICLE XIII. ARBITRATION
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A. All disputes and differences arising from or related to this Agreement between the Ceding Company and the Reinsurer shall be decided by arbitration, regardless of the insolvency of either party, unless the liquidator, receiver or statutory successor is specifically exempted from an arbitration proceeding by applicable law.

B. A party may only initiate an arbitration by providing written notification to the other party that shall expressly set forth (a) a brief statement of the issue(s); (b) the failure of the parties to reach agreement; (c) the date of the demand for arbitration and (d) the specific dollar value of the claim asserted, exclusive of (i) interest, (ii) consequential, special or punitive damages, and (iii) attorney's fees. In the event that more than one Reinsurer is involved in the same dispute, all such reinsurers shall act as one party.

C. Where the dollar amount claimed in the notice of arbitration is equal to or less than $500,000, the arbitration panel shall consist of a single disinterested arbitrator who must, at that time, be accredited as an umpire by ARIAS-US. The Umpire Selection Procedures of ARIAS-US, as in force at that time, shall be used to select the arbitrator. The arbitration shall be conducted in accordance with this Article subject to the following exceptions: (i) There shall be no discovery permitted in cases heard by a single arbitrator, unless by mutual agreement of the parties; (ii) the arbitrator's decision shall be based on the submission of briefs, affidavits and documents, and there shall be no hearing permitted unless requested by all parties; and (iii) there shall be no ex parte communication with the arbitrator. In an arbitration presented to a single arbitrator, the arbitrator shall render his decision within 120 days of his or her appointment.

     Where the dollar amount claimed in the notice of arbitration is in excess of $500,000, the arbitration panel shall consist of three arbitrators who must be disinterested and each of whom must, at that time, either be accredited as an arbitrator by ARIAS-US, attorneys who are neither current nor former employees of either party to this Agreement or any entity affiliated with either party to this Agreement, or be an active or former officer of a life insurance or life reinsurance company other than the parties or their affiliates.

D. In arbitrations requiring three arbitrators, each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party refuses or fails to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, the arbitrator shall appoint an arbitrator on its behalf. Within thirty (30) days of the appointment of the second arbitrator the two (2) arbitrators shall select the third arbitrator, who must also be, at that time, accredited by ARIAS-US as an umpire. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, the Umpire Selection Procedures of ARIAS-US, as in force at that time, shall be used to select the third arbitrator. The arbitration panel shall hold an organizational meeting within thirty (30) days of the selection of the last member of the panel. At the panel's sole discretion, all meetings and hearings before the arbitrators may be conducted telephonically. There shall be no ex parte communication with the Umpire.

E. The arbitrator(s) shall interpret this Agreement as both an honorable engagement and a legal obligation and, in the absence of controlling language in this Agreement, shall consider equitable principles as well as industry custom and practice regarding the applicable insurance and reinsurance business. The arbitrator(s) are released from judicial formalities and shall not be bound by strict rules of procedure and evidence, provided, however, that the arbitrator(s) will abide by applicable laws and precedents concerning evidentiary privileges or doctrines that restrict a party's obligation to produce evidence, including, but not limited to, the attorney-client privilege and attorney work product doctrine.

F. After a notice demanding arbitration is received and the arbitrators appointed, each party to the arbitration shall be required to disclose within thirty days to the other party all documents in its control and not protected by the attorney client privilege or otherwise protected from disclosure by applicable law pertaining to any of the disputes, controversies or claims contained in the notice demanding arbitration or as directed by any two of the arbitrators, provided, however, that nothing herein shall prohibit any party from seeking relief from the arbitrators with respect to any discovery obligation or request that imposes an undue burden on a party

     Any two of the arbitrators shall be empowered at any time to: (i) compel disclosure of documents or submissions of interrogatories or depositions and (ii) determine the relevance or pertinence of any document or person to the dispute, controversy, or claim submitted for arbitration. The arbitrators shall have the discretion to decide all disputed issues following the submissions of briefs and/or affidavits without a formal hearing. If the arbitrators deem it an appropriate case, the arbitrators shall have the authority to decide all or any of the issues in dispute on a motion for summary judgment without need for a formal hearing.

     The arbitrators shall adhere to, and require compliance, with the following timetable: (i) the length of time from the formation of the panel to the final award rendered by the arbitrators shall be no longer than eight months; (ii) no longer than ninety days shall transpire for purposes of document disclosure and, if permitted by the arbitrators, production of witness interrogatories and depositions; and, if a hearing is required, (iii) no longer than five days shall transpire for presentation of the case to the arbitrators, and the arbitrators shall be directed to use their best efforts to reach their decision and render an award no longer than thirty days thereafter. Notwithstanding anything to the contrary set forth above, any award rendered shall not be invalidated or otherwise rendered ineffective solely as a result of any failure to comply with any component of the above timetable.

     Organizational and other meetings shall be conducted in English and, unless conducted telephonically, be held in New York, New York.

G. The arbitrators shall decide all matters by majority vote. The decisions of the arbitrator(s) shall be issued in the form of written reasoned opinion expressly stating the panel's (or the arbitrator's, as the case may be) specific findings of fact and conclusions of law, and shall be final and binding on both parties. The arbitrators may, in their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. Judgment may be entered upon the final decisions of the arbitrator(s) in any court of competent jurisdiction. The arbitrator(s) may not award any exemplary or punitive damages.

H. Unless the arbitrators provide otherwise, each party shall be responsible for (a) all fees and expenses charged by its respective counsel, accountants, actuaries and other representatives in connection with the arbitration and (b) one-half of the expenses of the arbitration, including the fees of the arbitrators.

ARTICLE XIV.  INSOLVENCY
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A.   A party to this Agreement will be deemed insolvent when it:

     a. applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets;

     b.   is adjudicated as bankrupt or insolvent;

     c. files or consents to the filings of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

     d. becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

B. In the event of the insolvency of the Ceding Company all reinsurance benefits shall be payable by the Reinsurer directly to the Ceding Company or to the liquidator, receiver or statutory successor of the Ceding Company on the basis of the liability of the Ceding Company under the policies reinsured without diminution because of the insolvency of the Ceding Company.

C. In the event of the insolvency of the Ceding Company, the liquidator, receiver, or statutory successor shall give the Reinsurer written notice of the pendency of a claim on a reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the name of the Ceding Company (or its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that the Reinsurer may deem available to the Ceding Company or its liquidator, receiver, or statutory successor.

D. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreements as though such expense had been incurred by the Ceding Company.

E. In the event of the insolvency of the Reinsurer, the Ceding Company may recapture all of the business reinsured by the Reinsurer under this Agreement. Such recapture shall be effective as of the date of the insolvency. Such recapture shall be subject to the payment of a Terminal Accounting and Settlement as described in Article X.

F. In the event of the insolvency of either party, the insolvent party must notify the other party of its insolvency within thirty (30) days.

G. In the event of the insolvency of the Reinsurer, the Ceding Company must notify the Reinsurer (or its liquidator, receiver, or statutory successor) whether or not it is going to recapture the business within sixty (60) days after being notified of the Reinsurer's insolvency.

ARTICLE XV. GENERAL PROVISIONS
--------------------------------------------------------------------------------

1.   Policy Administration. The Ceding Company shall administer the Policies
     ----------------------
     and shall perform all accounting for such Policies. Claim settlements made by the Ceding Company in good faith, including compromises, shall be unconditionally binding on the Reinsurer.

2.   Audit. Upon reasonable advance notice, the Reinsurer may, at a reasonable
     -----
     location or locations to be designated by the Ceding Company, audit any and all books, records, statements, correspondence, reports and other documentation that relate to the Policies. The Ceding Company shall provide a reasonable workspace during normal business hours for such audit and shall cooperate with and disclose and produce any and all documentation reasonably requested by the auditors. The Reinsurer shall keep all information disclosed or produced for audit, including all audit reports and analyses, confidential as provided herein.

     "Annual Statement" means the Annual Statement prepared in accordance with the rules of the National Association of Insurance Commissioners and filed with the Delaware Insurance Department. If the Annual Statement blank is changed or modified, such that any item described herein does not appear on the pages, exhibits, columns and lines referred to herein, or if it should be eliminated or combined with other amounts or if the basis set out in the Annual Statement blank for calculation of any item herein should be modified so that the calculation is not consistent with the calculation of the such item described herein, then such item shall be determined in accordance with a method proposed by the Ceding Company with the consent of the Reinsurer, which consent shall not be unreasonably withheld.

3.   Errors and Omissions. Any inadvertent errors or omissions on the part of
     --------------------
     one party occurring in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability to the first party that would have otherwise attached had such error or omission not occurred, provided that such error or omission is rectified as soon as practicable after discovery.

4.   Indemnification and Limitation of Liability. The Ceding Company and the
     -------------------------------------------
     Reinsurer shall indemnify and hold the other, its affiliates, directors, officers, employees and all other persons and entities acting on behalf of or under the control of any of them harmless from and against any and all claims, including reasonable legal expenses, that result from any negligent, dishonest, malicious, fraudulent or criminal act or omission or arising out of or related to any incorrect representation, warranty or obligation of this Agreement or any failure or breach of this Agreement by the indemnifying party, its directors, officers, employees, other representatives or any other person or entity acting on behalf of or under the control of any of them. In no event shall any party to this Agreement be liable to any other party for punitive, indirect or consequential damages arising under this Agreement for any cause whatsoever, whether or not such party has been advised or could have foreseen the possibility of such damages.

5.   Amendment and Non Waiver. This Agreement may be amended only by written
     ------------------------
     agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties. No waiver by either party of any default by the other party shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

6.   Severability. In the event that any provision or term of this Agreement
     ------------
     shall be held by any court to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if provisions are held invalid, illegal or unenforceable, the parties shall attempt in good faith to renegotiate the Agreement to carry out its original intent.

7.   Survival. All of the provisions of this Agreement, to the extent necessary
     --------
     to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights hereunder, shall survive the termination of this Agreement.

8.   Choice of Law, Forum and Consent to Service. This Agreement is subject to
     -------------------------------------------
     and is to be interpreted in accordance with the laws of the State of Delaware without regard to the Delaware choice of law rules. While the parties contemplate that all disputes shall be decided through arbitration as provided herein, in the event of any legal proceedings, the parties shall submit to the exclusive jurisdiction of courts of the State of New York and the United States of America and shall abide by the final decision of such courts. The Reinsurer hereby designates the Commissioner of Insurance of the State of Delaware as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company arising out of the Agreement. Process accepted by the Commissioner on behalf of the Reinsurer shall be forwarded to the Reinsurer at the address specified in this Agreement.

9.   Settlements. All reinsurance settlements shall be effected through
     -----------
     offsetting balances, electronic funds transfers or as the parties may otherwise agree in order to carry out the purposes of this agreement.

10.  Notices.
     -------

     (a) Written notices to the Ceding Company under this Agreement shall be effective when delivered to the Ceding Company at the following address:

          Roberto Baron
          MetLife Investors USA Insurance Company
          1095 Avenue of the Americas
          New York, NY 10025
          Email: rbaron@metlife.com
          or such other address as the Ceding Company may designate in writing as to its own address; provided, however, that any notice of change of address shall be effective only upon receipt.

     (b) Written notices to the Reinsurer under this Agreement shall be effective when delivered to the Reinsurer at the following address:

          Christopher A. Kremer
          Exeter Reassurance Company, Ltd.
          501 Boylston Street
          Boston, MA 02116
          Email: ckremer@metlife.com
          or such other address as the Reinsurer may designate in writing as to its own address, provided, however, that any notice of change of address shall be effective only upon receipt.

11.  Confidentiality. Each party shall maintain the confidentiality of all
     ---------------
     confidential information, including individually identifiable information regarding customers, insureds and other persons ("Customer Information"), that is provided to it by the other party in connection with this Agreement in accordance with applicable laws and the terms of this Agreement. This obligation shall include the implementation of physical, administrative and electronic safeguards designed to ensure the confidentiality, security and integrity of such confidential information. For these purposes, confidential information does not include information that is (a) generally available in the public domain and is derived or received from such public sources; (b) received, obtained, developed or created independently from the performance of obligations under this Agreement; or (c) disclosed by or received from a third party, provided such disclosure was made without any violation of an independent obligation of confidentiality or Applicable Law.

     This obligation of confidentiality shall not apply if and to the extent that disclosure is required by applicable law or any court, governmental agency or regulatory authority or by subpoena or discovery request in pending litigation. In the event that either party becomes legally compelled to disclose any secret or confidential information of the other party, such party shall give prompt written notice of that fact to the other party so that such other party may seek an appropriate remedy to prevent such disclosure; provided, however, that this provision shall not apply to information that is or otherwise becomes available to the public or that was previously available on a non-confidential basis. This provision does not prohibit the sharing of information with Retrocessionaires or other parties engaged to provide services in connection with this Agreement, to the extent necessary to provide such services, provided that such Retrocessionaires and parties shall have agreed to maintain the confidentiality of such information in accordance with the terms of this Agreement.

     In the event that the Reinsurer becomes aware of the unauthorized access to or disclosure of Customer Information to a third party, it shall give prompt written notice of that fact to the Ceding Company and shall take reasonable steps prevent further unauthorized access or disclosure and mitigate damages and will cooperate with the Ceding Company to satisfy, at the Reinsurer's expense, all legal requirements including any required notification to affected individuals.

12.  Agents, Intermediaries and Representatives. All negotiations relative
     ------------------------------------------
     to this Agreement and the transactions contemplated hereby, including all communications and payments, have been and shall be carried out by the Ceding Company and the Reinsurer and designated agents thereof directly and without the intervention of any person in such manner as to give rise to any valid claim by any other person against the Ceding Company for a finder's fee, brokerage, commission or similar payment. Any communication or payment delivered by the Ceding Company to a designated agent, intermediary or representative of the Reinsurer shall be deemed delivered to the Reinsurer and no delivery of a communication or payment by the Reinsurer to its agent, intermediary or representative shall be deemed delivered to the Ceding Company until actual receipt by the Ceding Company.

13.  Independent Contractor. The parties shall be deemed to be independent
     ----------------------
     contractors, each with full control over its respective business affairs and operations. The Agreement shall not be construed as a partnership or joint venture and neither party hereto shall be liable for any obligations incurred by the other party except as expressly provided herein.

14.  Schedules and Captions. Schedules attached hereto are made a part of this
     ----------------------
     Agreement. Captions are provided for reference only and are not made a part of this agreement.

15.  Rules of Construction. Each party acknowledges that, in the negotiation and
     ---------------------
     drafting of this Agreement, it has been represented by and has relied upon the advice of counsel of its choice; that its counsel has had a substantial role in the drafting and negotiation of this Agreement; and, therefore, that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement.

16.  Counterparts. This Agreement may be signed simultaneously in any number of
     ------------
     counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument as to the respective signatories.

17.  Entire Agreement. This Agreement, including the Schedules attached hereto,
     ----------------
     supersede all prior discussions and agreements between the Ceding Company and the Reinsurer and constitute their sole and entire agreement with respect to the Policies and there are no understandings between the parties other than as expressed in the Agreement.

ARTICLE XVI. NON-ADMITTED REINSURANCE
--------------------------------------------------------------------------------

A.   Security Requirement. In the event that the Ceding Company shall, at any
     --------------------
     time, notify the Reinsurer of its determination that security for reinsurance recoverables hereunder is or may be necessary for the Ceding Company to obtain any associated regulatory statement credit for reinsurance ceded to this Agreement on account of the Reinsurer being neither admitted or accredited as a reinsurer, the Reinsurer shall establish a trust ("the Trust") in accordance with Section B of this Article or the Reinsurer shall provide a letter of credit (an "LOC") in accordance with Section C of this Article.

B.   Trust Agreement.
     ---------------

     1. Except as may be provided in Section C of this Article, the Ceding Company and the Reinsurer shall enter in to a Trust Agreement that complies with regulations of the domiciliary state of the Ceding Company, establishing a Trust Account for the benefit of the Ceding Company to cover the recoverables and/or Statutory Reserves attributable to the Reinsured Policies. The Trustee shall be a bank, acceptable to each party, that is organized in the United States; that is regulated, supervised and examined by federal or state banking regulatory authorities; and that meets any other applicable regulatory financial condition standards. The bank shall not be a parent, subsidiary or affiliate of the Ceding Company or Reinsurer.

     2. This Trust Agreement is intended to secure Annual Statement credit for reinsurance ceded by the Ceding Company to the Reinsurer in accordance with regulations of the domiciliary state of the Ceding Company and, in the event that the parties fail to enter into the Trust Agreement and fund the Trust Account, as provided herein, within five (5) working days after this Agreement shall have been signed by both parties, this Agreement, unless the parties otherwise provide, shall be null and void.

     3. Assets having a value at least equal to 102% of the Statutory Reserves attributable to the Reinsured Policies shall be deposited into the Trust Account and maintained at all times until its dissolution. Assets deposited in the Trust Account shall be valued according to their current fair market value, as determined under the statutory accounting rules of the domiciliary state of the Ceding Company, and shall consist only of cash (United States legal tender) and such domiciliary state statutorily permitted investments that are not issued by a parent, subsidiary or affiliate of either party.

     4. Prior to depositing assets with the Trustee, the Reinsurer shall execute assignments, endorsements in blank or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Ceding Company or the Trustee, upon direction of the Ceding Company, may, whenever, necessary, negotiate any such assets without consent or signature from the Reinsurer of an other person or entity, other than the Trustee, in accordance with the terms of the Trust Agreement.

     5. Assets in the Trust Account, established hereunder, may be withdrawn by the Ceding Company at any time, notwithstanding any other provisions of this Agreement, and shall be utilized and applied by the Ceding Company or any successor of the Company by operation of law, including without limitation any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

          i. to reimburse the Ceding Company for the Reinsurer's share of premiums returned to the owners of the Policies on account of cancellations of such Policies;

          ii. to reimburse the Ceding Company for the Reinsurer's share of benefits claims paid by the Ceding Company under the terms and provisions of the Policies;

          iii. to fund an account with the Ceding Company in an amount at least equal to the ceded reinsurance deduction from the Ceding Company's Policy liabilities hereunder, which amount shall include, but not be limited to, reserves for benefit claims incurred (including benefit claims incurred but not reported)

          iv. to pay any other amounts that the Ceding Company claims to be due hereunder

     6. With the approval of the Ceding Company, the Reinsurer may withdraw from the Trust Account all or any part of the assets contained therein and transfer such assets to the Reinsurer; provided

          i. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the assets withdrawn so as to maintain the Trust Account at the required amount at all times; or

          ii. after such withdrawals and transfers, the market value of the Trust Account is not less than 102% of the required amount.

          The Ceding Company shall be the sole judge as to the application of this provision, but shall not unreasonably or arbitrarily withhold its approval.

     7. The Ceding Company will return any amounts drawn on the LOC in excess of the actual amounts required for subparagraphs (i), (ii) and (iv) of paragraph 5 or, in the case of subparagraph (iii) of paragraph 5, any amounts that are subsequently determined not to be due. The Ceding Company will pay interest on amounts withdrawn in excess of the actual amount required under subparagraph (iii) of paragraph 5 at a rate equal to the "Prime Rate" published in The Wall Street Journal (currently the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), which rate shall be adjusted on the last day of each month; and

     8. All of the foregoing provisions are to be applied without diminution because of insolvency on the part of either party.

C.   Letters of Credit.
     -----------------

     1. The Reinsurer will provide an LOC that complies with regulations of the domiciliary state of the Ceding Company.

     2. The Reinsurer shall be the LOC applicant. The Trustee shall be a bank, acceptable to each party, that is organized in the United States; that is regulated, supervised and examined by federal or state banking regulatory authorities; and that meets National Association of Insurance Commissioners-Securities Valuation Office standards for acceptable LOC issuance. The bank shall not be a parent, subsidiary or affiliate of the Ceding Company or Reinsurer.

     3. The LOC may be drawn at any time, notwithstanding any other provisions herein and may be utilized by the Ceding Company or any successor by operation of law, including without limitation any liquidator, rehabilitator or receiver of the Ceding Company for the following purposes:

          i. to reimburse the Ceding Company for the Reinsurer's share of Policy premiums returned on account of cancellations;

          ii. to reimburse the Ceding Company for the Reinsurer's share of benefit claims paid by the Ceding Company under the terms and provisions of the Policies;

          iii. to fund an account with the Ceding Company in an amount at least equal to the ceded reinsurance deduction from the Ceding Company's Policy liabilities hereunder, which amount shall include, but not be limited to, reserves for benefit claims incurred (including benefit claims incurred but not reported)

          iv. to pay any other amounts that the Ceding Company claims to be due hereunder

     4. The Ceding Company will return any amounts drawn on the LOC in excess of the actual amounts required for subparagraphs (i), (ii) and (iv) of this paragraph or, in the case of subparagraph (iii) of this paragraph, any amounts that are subsequently determined not to be due. The Ceding Company will pay interest on amounts withdrawn in excess of the actual amount required under subparagraph (iii) at a rate equal to the "Prime Rate" published in The Wall Street Journal (currently the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), which rate shall be adjusted on the last day of each month; and

D. All of the foregoing provisions are to be applied without diminution because of insolvency on the part of either party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY

By:    /s/ Christopher Kremer
       ---------------------------------

Title: VP
       ---------------------------------

EXETER REASSURANCE COMPANY, LTD.:

By:    /s/ Roberto Baron
       ---------------------------------

Title: President
       ---------------------------------

SCHEDULE A   POLICIES AND RISKS REINSURED
--------------------------------------------------------------------------------

1.   Policies and Risks Reinsured. 100% of the variable annuity contracts
     ----------------------------
     described in Paragraph 3 below issued prior to and inforce as of the Effective Date and 100% of the variable annuity contracts described in Paragraph 3 below issued on and after the Effective Date.

2.   Effective Date. April 1, 2010
     --------------

3.   Reinsured Contracts.
     -------------------

     METLIFE INVESTORS USA INSURANCE COMPANY

     Deferred Annuity Contracts
     --------------------------

     MetLife Growth and Guaranteed Income with Fidelity FundsManager

SCHEDULE B   RESERVES
--------------------------------------------------------------------------------

1.   Statutory Reserve. The term "Statutory Reserve", as used in this Agreement
     -----------------
     with respect to the Policies, is equal to Aggregate reserve as shown on the Annual Statement.

2.   Account Value. The "Account Value" is the sum of the policyholders'
     -------------
     interests in the Ceding Company's separate accounts, as defined in the Policies, before reductions for surrender charges.

3.   Funds Withheld Amount. The "Funds Withheld Amount" equals the Reinsurer's
     ---------------------
     quota share of the lesser of the Statutory Reserve and the Account Value.

4.   GAAP Reserve. The term "GAAP Reserve" as used in this Agreement with
     ------------
     respect to the Policies, means (a) + (b) + (c) where:

     (a)  is the Account Value;

     (b)  is the reserve calculated in accordance with FAS 133; and

     (c)  is the reserve calculated in accordance with SOP 03-1.

SCHEDULE C   FUNDS WITHHELD INVESTMENT CREDIT
--------------------------------------------------------------------------------

1.   Funds Withheld Investment Earned Rate. The Funds Withheld Investment Rate
     -------------------------------------
     for any Accounting Period shall be equal to (a) /(b), where:

     (a) equals the net investment income calculated by the Ceding Company during the current Accounting Period with respect to the Asset Portfolio, described in Schedule D; and

     (b) equals the average values of the assets in the Asset Portfolio for the Accounting Period

2.   Funds Withheld Investment Credit. The Funds Withheld Investment Credit for
     --------------------------------
     any Accounting Period shall be equal to the Funds Withheld Investment Rate determined according to Paragraph 1 times the average aggregate Funds Withheld Amount for the Accounting Period.

3. Item 1(a) of the Funds Withheld Investment Earned Rate formula, described above, shall not be adjusted for income taxes or changes in any provision for income taxes.

SCHEDULE D   ASSET PORTFOLIO
--------------------------------------------------------------------------------

1.   Asset Portfolio. The Asset Portfolio is composed of the assets in the
     ---------------
     Ceding Company's general account and separate accounts supporting the policies described in Schedule A.

2. The Ceding Company shall retain, control and own all assets held in the Asset Portfolio. Throughout the duration of this Agreement, the Asset Portfolio shall continue to be managed in accordance with the laws and regulations of the Ceding Company's domiciliary jurisdiction and the guidelines promulgated by the Ceding Company's Board of Directors.

SCHEDULE E   ALLOWANCES
--------------------------------------------------------------------------------

1.   Ceding Allowance. None.
     ----------------

2.   Commission Allowance. The Reinsurer shall indemnify the Ceding Company for
     --------------------
     commission allowances equal to 5 bps times its quota share of Account Value for years 2 and later with respect to the Policies.

3.   Maintenance Expense Allowance. The Reinsurer shall indemnify the Ceding
     -----------------------------
     Company for its quota share of the expenses incurred in connection with ongoing maintenance and administration of the Policies. The expenses incurred in connection with ongoing maintenance and administration of the Policies shall be equal to (a) + (b), where:

     (a)  0.056% multiplied by 1/4th of the average aggregate account value for
     ---
          the Account Period.

     (b)  $175 per policy increasing 3% per year
     ---

     Such expenses shall not include expenses incurred in the course of issuing Policies or commissions paid with respect to the Policies.

SCHEDULE F QUARTERLY REPORT FORMAT
--------------------------------------------------------------------------------

                                                                                   Annual
                                                                                  Statement             Reinsurer's
SECTION 16.01     SAMPLE QUARTERLY STATEMENT OF ACTIVITY                          Reference     100%    Quota Share
--------------------------------------------------------------------------------  ---------  ---------  -----------
Quota Share                                                                                                  100.00%
1. Reinsurance premiums
2. Benefit payments
        a. Death benefits
        b. Surrender benefits
        c. Total benefit payments = a + b
3. Allowances
        a. Ceding Allowance
        b. Commission Allowance
        c. Maintenance Expense Allowance
        d. Total commissions and allowances = a + b + c
4. Funds Withheld adjustment
        a. Funds Withheld Amount at the end of the current accounting period
        b. Funds Withheld Amount at the end of the prior accounting period
        c. Funds Withheld investment credit = (line 4 from Funds Withheld
        Investment Credit worksheet) x 4b above
        d. Funds Withheld adjustment = a - b - c
5. Reinsurance Risk Fee
        a. Reinsurance Risk Fee (Article VI Paragraph 1)
6. Experience refund = (1 - 2c - 3e - 5a - (9d - 10d) + 4c -(Memorandum account end of prior period x (1 +line 4 from Funds Withheld Investment
   Credit worksheet))), not less than $0
   (Article VII)
7. Memorandum account = Memorandum account end of prior period x (1 + line 4 from Funds Withheld Investment Credit worksheet) - 1 + 2c + 3e + 5a +
   (9d - 10d) + 4c, not less than $0
   (Article VIII, Paragraph 8)
8. Quarterly cash settlement = 1- 2c - 3e - 4d - 6
9. Reserves end of current accounting period
        a. Statutory Reserve (Schedule B Paragraph 1)
        b. Account Value (Schedule B Paragraph 2)
        c. Funds Withheld Amount (Schedule B Paragraph 3)
        d. GAAP Reserve (Schedule B Paragraprh4)
10. Reserves end of prior accounting period
        a. Statutory Reserve
        b. Account Value
        c. Funds Withheld Amount
        d. GAAP Reserve

                                                                                   Annual
                                                                                  Statement
    SAMPLE QUARTERLY CALCULATION OF FUNDS WITHHELD INVESTMENT CREDIT              Reference    Total
--------------------------------------------------------------------------------------------------------
1. Assets end of accounting period
        a. Subtotal invested assets
        b. Investment income due and accrued
        c. Assets end of period = a + b
2. Assets end of prior accounting period
        a. Subtotal invested assets
        b. Investment income due and accrued
        c. Assets end of prior accounting period = a + b
3. Investment income
        a. Net investment income
        b. Realized capital gains before tax
        c. Unrealized capital gains
        d. Investment income = a + b + c
4. Funds Withheld investment earned rate = 3d /(.5 x(1c + 2c - 3d))                                   0.00%

                                                                                   Annual
                                                                                  Statement
    SAMPLE QUARTERLY REPORT - INVESTED ASSETS END OF ACCOUNTING PERIOD            Reference    Total
--------------------------------------------------------------------------------------------------------
           VIP Fundsmanager 60% Fund
           Money Market
        (I) TOTAL INVESTED ASSETS

                                                                                   Annual
                                                                                  Statement
 SAMPLE QUARTERLY REPORT - INVESTED ASSETS END OF PRIOR ACCOUNTING PERIOD         Reference    Total
--------------------------------------------------------------------------------------------------------
           VIP Fundsmanager 60% Fund
           Money Market
        (II) TOTAL INVESTED ASSETS